Exhibit 99.3

Park Sterling Corporation Announces

New Share Repurchase Authorization

Charlotte, NC – November 2, 2012 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today announced that its board of directors has approved a new share repurchase program for up to 2.2 million common shares, or approximately 5% of the company's 44,573,853 outstanding dilutive common shares. The share repurchase authorization, which is effective immediately and extends for twenty-four months, permits the company to effect the repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions, and other derivative transactions. The specific timing and amount of any repurchases will depend on a variety of factors, including general market conditions, the trading price of the stock, regulatory, legal and contractual requirements and the company's financial performance. Park Sterling expects to fund any repurchases from cash on hand and internally generated funds.

James C. Cherry, Chief Executive Officer, stated “This new share repurchase authorization reflects the confidence our board of directors has in Park Sterling's financial position and growth outlook, as well as their commitment to enhancing shareholder value. The successful deployment of our shareholders' capital since the public offering in August 2010, through our mergers with Community Capital Corporation, in November 2011, and Citizens South Banking Corporation, in October 2012, positions us to now incorporate this traditional capital management tool in our quiver. Our management and board of directors welcome the ability to pursue value-enhancing share repurchases when market conditions warrant as an additional means toward effective capital management.”

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with over $2 billion in assets following the acquisition of Citizens South, is the largest community bank in the Charlotte area and has 45 banking offices stretching across the Carolinas and into North Georgia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage brokerage, cash management, consumer and business finance, and wealth management. Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the potential repurchase of shares of common stock from time to time and the management of capital. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties that could cause the results of the repurchase authorization to be materially different from those expressed in, or implied by, these forward-looking statements. Important factors that could cause results to differ materially include fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company's financial performance, market conditions generally or modification, extension or termination of the authorization by the board of directors. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks above or discussed in any of Park Sterling's filings with the SEC.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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For additional information contact:

David Gaines

Chief Financial Officer

(704) 716-2134

dgaines@parksterlingbank.com